UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2009

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

821 17th Street Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-2265

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On June 23, 2009, CoBiz Financial Inc. (the “Company”) terminated a Revolving Credit Agreement (the “Agreement”) with U.S. Bank National Association, effective immediately.  The Agreement, originally dated August 2, 2007, provided the Company with an unsecured 1-year $30.0 million variable-rate revolving line of credit.  The Agreement was subsequently amended to, among other things, renew and extend the expiration date of the line of credit.

The Agreement was terminated at the request of the Company prior to its expiration on July 30, 2009.  There was no amount drawn on the line of credit at the time of the termination and the last paydown of the line occurred on December 19, 2008.

The decision to terminate the Agreement was based on Management’s conclusion that the Company did not rely on the line to provide additional liquidity and savings could be achieved by avoiding additional commitment fees to maintain the unused line.  There was no premium or penalty assessed to the Company for the early termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Financial Inc.

(Registrant)

/s/	Lyne B. Andrich
Lyne B. Andrich

Executive Vice President and Chief Financial Officer

Date: June 26, 2009